Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form S-1 of our report dated March 15, 2010, except for the effect of the reverse stock split described in Note 15, as to which the date is June 1, 2010, relating to the financial statements and financial statement schedule of BroadSoft, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form S-1 of our report dated January 29, 2010 relating to the financial statements of Sylantro Systems Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form S-1 of our report dated February 21, 2010 relating to the financial statements of the M6 Division of GENBAND Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
McLean, VA
June 1, 2010